Exhibit 99.2

Kingsway Financial Services Inc.

Unaudited Pro Forma Consolidated Financial Statements

On December 22, 2022, Kingsway Financial Services Inc. (“Kingsway” or the “Company”) entered into an agreement for the sale of certain assets and the assumption of certain liabilities of TRT LeaseCo, a subsidiary of CMC Industries, Inc. (“CMC”) to BNSF Dayton LLC for cash and certain additional consideration.  CMC has been included in the Leased Real Estate segment and, after the sale, will no longer have revenues and essentially have no material assets or liabilities.  The Company expects the sale to be accounted for as a discontinued operation. The sale closed on December 29, 2022.

The accompanying pro forma consolidated financial statements are presented to show the effects of the disposition of CMC, including the receipt of proceeds from the sale, on the Company’s consolidated financial statements.

The following unaudited pro forma consolidated balance sheet of Kingsway as of September 30, 2022 is presented as if the disposition, as described in the notes to these unaudited pro forma consolidated financial statements, had occurred at September 30, 2022. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2021 and for the nine months ended September 30, 2022 are presented as if the disposition had occurred on January 1, 2021. The unaudited pro forma consolidated financial statements are based on the historical financial statements of Kingsway for each period presented and in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the disposition been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma consolidated financial statements and the notes thereto should be read together with Kingsway’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2021; Management’s Discussion and Analysis included in Kingsway’s Annual Report on Form 10-K for the year ended December 31, 2021; and Kingsway’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2022.

Kingsway Financial Services Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

a.

Reflects the Company's historical consolidated balance sheet and statement of operations as of and for the nine months ended September 30, 2022, as presented in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 10, 2022.

b.

Reflects the net cash proceeds of $21.4 million received by the Company from the sale of CMC less cash on hand at CMC of $2.2 million as of September 30, 2022.  The base selling price of CMC was $215.2 million, consisting of $44.5 million of cash and $170.7 million of mortgage assumption.  After the payment of taxes, expenses and the 19% paid to the noncontrolling interest holder, the Company received net cash proceeds of $21.4 million.  The cash proceeds received reflects the Company’s 81% ownership of CMC.

c.	Reflects the Company's disposition of CMC. Amounts represent the adjustments necessary to remove the assets, liabilities and noncontrolling interest associated with CMC.
d.	Reflects the adjustments related to the disposition of CMC and the estimated loss on sale of approximately $12.8 million.
e.

Reflects the Company's disposition of CMC. Amounts represent the adjustments necessary to remove the historical revenues, expenses and noncontrolling interest of CMC. Such adjustments exclude the effect of the loss on sale, as this would be reported as a component of discontinued operations.

f.

Reflects the Company's historical consolidated statement of operations for the year ended December 31, 2021, as presented in the Company’s Annual Report on Form 10-K, as filed with the SEC on February 28, 2022.

Unaudited Pro Forma Consolidated Balance Sheet

(in thousands, except share data)

	As of	Pro Forma
	September 30, 2022 (a)	Adjustments		Pro Forma
Assets
Investments:
Fixed maturities, at fair value	$36,728	$—		$36,728
Equity investments, at fair value	126	—		126
Limited liability investments	1,010	—		1,010
Limited liability investments, at fair value	19,182	—		19,182
Investments in private companies, at adjusted cost	790	—		790
Real estate investments, at fair value	12,150	—		12,150
Other investments, at cost which approximates fair value	204	—		204
Short-term investments, at cost which approximates fair value	157	—		157
Total investments	70,347	—		70,347
Cash and cash equivalents	48,640	19,240	(b)	67,880
Restricted cash	13,165	—		13,165
Accrued investment income	1,135	—		1,135
Service fee receivable, net of allowance for doubtful accounts	7,219	—		7,219
Other receivables, net of allowance for doubtful accounts	12,828	(10,477)	(c)	2,351
Deferred contract costs	13,065	—		13,065
Property and equipment, net of accumulated depreciation	106,025	(88,973)	(c)	17,052
Right-of-use asset	887	—		887
Goodwill	100,773	(60,983)	(c)	39,790
Intangible assets, net of accumulated amortization	101,489	(74,401)	(c)	27,088
Other assets	30,482	(10,418)	(c)	20,064
Total Assets	$506,055	$(226,012)		$280,043
Liabilities and Shareholders' Equity
Liabilities:
Accrued expenses and other liabilities	$53,981	$(1,963)	(c)	$52,018
Income taxes payable	2,602	—		2,602
Deferred service fees	84,428	—		84,428
Bank loans	21,769	—		21,769
Notes payable	199,554	(177,160)	(c)	22,394
Subordinated debt, at fair value	62,302	—		62,302
Lease liability	1,189	—		1,189
Net deferred income tax liabilities	31,250	(27,949)	(c)	3,301
Total Liabilities	457,075	(207,071)		250,004
Redeemable Class A preferred stock, no par value; 1,000,000 authorized at September 30, 2022; 149,733 issued and outstanding at September 30, 2022; redemption amount of $5,942 at September 30, 2022	5,942	—		5,942
Shareholders' Equity:
Common stock, no par value; 50,000,000 authorized; 23,319,312 issued; 23,071,862 outstanding at September 30, 2022	—	—		—
Additional paid-in capital	359,203	—		359,203
Treasury stock, at cost; 247,450 outstanding at September 30, 2022	(492)	—		(492)
Accumulated deficit	(362,130)	(12,752)	(d)	(374,882)
Accumulated other comprehensive income	31,960	—		31,960
Shareholders' equity attributable to common shareholders	28,541	(12,752)		15,789
Noncontrolling interests in consolidated subsidiaries	14,497	(6,189)	(c)	8,308
Total Shareholders' Equity	43,038	(18,941)		24,097
Total Liabilities, Class A preferred stock and Shareholders' Equity	$506,055	$(226,012)		$280,043

See accompanying notes to unaudited pro forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statement of Operations
(in thousands, except per share amounts)

	Nine Months Ended	Pro Forma
	September 30, 2022 (a)	Adjustments (e)	Pro Forma
Revenues:
Service fee and commission revenue	$68,442	$—	$68,442
Rental revenue	10,933	(10,024)	909
Total revenues	79,375	(10,024)	69,351
Operating expenses:
Claims authorized on vehicle service agreements	15,771	—	15,771
Commissions	5,537	—	5,537
Cost of services sold	12,908	—	12,908
General and administrative expenses	34,974	(2,115)	32,859
Disposal of subsidiary transaction expenses	5,408	—	5,408
Leased real estate segment interest expense	5,005	(4,707)	298
Total operating expenses	79,603	(6,822)	72,781
Operating loss	(228)	(3,202)	(3,430)
Other revenues (expenses), net:
Net investment income	1,547	—	1,547
Net realized gains	1,035	—	1,035
Loss on change in fair value of equity investments	(53)	—	(53)
Gain on change in fair value of limited liability investments, at fair value	368	—	368
Gain on change in fair value of real estate investments	1,488	—	1,488
Gain on change in fair value of derivative asset option contracts	13,498	—	13,498
Non-operating other expenses	(413)	(6)	(419)
Interest expense not allocated to segments	(5,207)	—	(5,207)
Amortization of intangible assets	(4,397)	47	(4,350)
Loss on change in fair value of debt	(4,992)	—	(4,992)
Gain on disposal of subsidiary	37,917	—	37,917
Total other revenue, net	40,791	41	40,832
Income from continuing operations before income tax expense	40,563	(3,161)	37,402
Income tax expense	5,659	(38)	5,621
Income from continuing operations	34,904	(3,123)	31,781
Less: net loss attributable to noncontrolling interests in consolidated subsidiaries	(615)	(469)	(1,084)
Less: dividends on preferred stock	234	—	234
Income from continuing operations attributable to common shareholders	$35,285	$(2,654)	$32,631
Earnings per share – continuing operations:
Basic:	$1.54		$1.42
Diluted:	$1.42		$1.31
Weighted-average shares outstanding (in ‘000s):
Basic:	22,909		22,909
Diluted:	25,055		25,055

See accompanying notes to unaudited pro forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statement of Operations
(in thousands, except per share amounts)

	Year Ended	Pro Forma
	December 31, 2021 (f)	Adjustments (e)	Pro Forma
Revenues:
Service fee and commission revenue	$78,401	$-	$78,401
Rental revenue	13,365	(13,365)	0
Total revenues	91,766	(13,365)	78,401
Operating expenses:
Claims authorized on vehicle service agreements	19,536	-	19,536
Commissions	7,042	-	7,042
Cost of services sold	7,052	-	7,052
General and administrative expenses	48,733	(3,488)	45,245
Leased real estate segment interest expense	6,164	(6,164)	(0)
Total operating expenses	88,527	(9,652)	78,875
Operating income	3,239	(3,712)	(473)
Other revenues (expenses), net:
Net investment income	1,575	-	1,575
Net realized gains	1,809	-	1,809
Loss on change in fair value of equity investments	(242)	-	(242)
Gain on change in fair value of limited liability investments, at fair value	2,391	-	2,391
Non-operating other expense	(2,788)	2,805	17
Interest expense not allocated to segments	(6,161)	-	(6,161)
Amortization of intangible assets	(4,900)	63	(4,837)
Loss on change in fair value of debt	(3,201)	-	(3,201)
Gain on extinguishment of debt	2,494	-	2,494
Total other expenses, net	(9,023)	2,868	(6,155)
Loss before income tax benefit	(5,784)	(844)	(6,628)
Income tax benefit	(7,644)	2,266	(5,378)
Net income	$1,860	$(3,110)	$(1,250)
Less: Net income attributable to the noncontrolling interests in consolidated subsidiaries	2,202	(542)	1,660
Less: Dividends on preferred stock	494	-	494
Net loss attributable to the common shareholders	$(836)	$(2,568)	$(3,404)

Loss per share – net loss attributable to common shareholders:
Basic:	$(0.04)		$(0.15)
Diluted:	$(0.04)		$(0.15)
Weighted-average shares outstanding (in ‘000s):
Basic:	22,537		22,537
Diluted:	22,537		22,537

See accompanying notes to the unaudited pro forma consolidated financial statements.